June 27, 1995



Leggett & Platt, Incorporated
No. 1--Leggett Road
Carthage, MO  64836

     Re: Mississippi Spring--Form S-3 Registration Statement (First Demand) Our File No. 2-70-53

Gentlemen:

     As Assistant General Counsel, Managing Director of the Legal Department, of Leggett & Platt, Incorporated (the "Company"), I have acted on its behalf in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement") relating to 135,556 shares of the Company's Common Stock, $.01 par value (the "Shares"), and the Preferred Stock Purchase Rights (the "Rights") attached to the Shares, to be sold by the Selling Shareholders described therein.

     In this connection, I have examined the following documents:

     (i) Copy of the Restated Articles of Incorporation of the Company;

    (ii) Copies of the Bylaws of the Company, as amended to date;

   (iii) Minutes of the meetings of the Board of Directors and Shareholders of the Company; and

    (iv) The Registration Statement and all exhibits thereto.

     I have also examined such other documents as I deemed necessary to the expression of the opinion contained herein.

     Based upon the foregoing, I am of the opinion that:

     (1) The Company has been duly organized, validly existing and in good standing under the laws of the State of Missouri;

     (2) The Company has an authorized capitalization as set forth in the Registration Statement;

     (3) The issue by the Company of the Shares and the Rights to the Selling Shareholders has been duly and validly authorized by necessary corporate action;

     (4) The Shares and the Rights to be sold by the Selling Shareholders pursuant to the Registration Statement have been validly issued and are fully paid and nonassessable.

     I hereby consent to the use of my name in the Registration Statement and in the related Prospectus and to the use of this opinion as Exhibit 5 to the Registration Statement.

                                         Sincerely,

                                         LEGGETT & PLATT, INCORPORATED


                                         /s/   Ernest C. Jett
                                         Ernest C. Jett
                                         Assistant General Counsel
                                         Managing Director, Legal Department

ECJ/lab